UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
RAILAMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-0328006
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7411 Fullerton Street Suite 300 Jacksonville, Florida (Address of principal executive offices)	32256 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common stock, par value $0.01 per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-160835
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the prospectus forming a part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-160835), including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference.
Item 2. Exhibits.
Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RAILAMERICA, INC.
	By:	/s/ Clyde Preslar
Date: October 6, 2009		Name:	Clyde Preslar
		Title:	Senior Vice President and Chief Financial Officer